Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL ANNOUNCES CLOSING OF STRATEGIC INVESTMENT AND COLLABORATION AGREEMENT WITH WEICHAI AMERICA CORP.

PSI board enhanced through the addition of two board members from Weichai; Shaojun Sun becomes chairman of the board of directors

PSI’s financial position strengthened through Weichai’s $60 million equity investment and the successful modification of its debt structure

WOOD DALE, IL April 3, 2017 – Power Solutions International, Inc. (“PSI” or the “Company”) (Nasdaq: PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced the closing of a share purchase agreement with Weichai America Corp. (“Weichai America”), a fully owned subsidiary company of Weichai Power Co., Ltd. (HK2338, SZ000338) (“Weichai”). Under the terms of the previously announced agreement Weichai America is investing $60 million in PSI through a combination of newly issued common equity and preferred shares. The two companies also entered into a strategic collaboration agreement under which they will work together to accelerate market opportunities for each company’s respective product lines across various geographic and end user segments.

Board Member Additions/Governance

PSI’s board of directors has been increased to seven members with the appointment of Shaojun Sun and Jiang Kui, two individuals designated by Weichai America, as directors. Mr. Sun was also named chairman of the board of directors succeeding Gary Winemaster who has relinquished the role.

Mr. Shaojun Sun, aged 51, is an executive director and executive president of Weichai Power Co., Ltd. Mr. Sun joined Weifang Diesel Engine Factory in 1988 and has held the positions of supervisor of the engineering department, the chief engineer of Weifang Diesel Engine Factory, and director of Torch Automobile Group Co., Ltd. Mr. Sun is currently a director of Weichai Group Holdings Limited and Weichai Heavy-duty Machinery Co., Ltd. Mr. Sun is a researcher-grade senior engineer and holds a doctorate degree in engineering. He was appointed as Taishan Mountain scholar specialist by Shandong People’s Government.

Mr. Jiang Kui, aged 53, was appointed as a non-executive director of Weichai Power Co., Ltd. on June 29, 2012. He has held various positions including engineer and deputy general manager of Assembly Department of Shandong Bulldozer General Factory, deputy general manager of Shantui Import and Export Company, deputy director, director of manufacturing department, deputy general manager and director of Shantui Engineering Machinery Co., Ltd., deputy general manager of Shandong Engineering Machinery Group Co., Ltd., executive deputy general manager and vice chairman of Weichai Group Holdings Limited, chairman of Shanzhong Jianji Co., Ltd. and director of Shandong Heavy Industry Group Co., Ltd. He is now the president of Shandong Heavy Industry Group Co., Ltd. He is a senior engineer and holds an MBA degree.

Strengthened Financial Position and Modified Capital Structure

The Company used its $60 million of Weichai equity investment proceeds combined with borrowings on its amended $65 million asset-based revolving credit facility with Wells Fargo Bank, NA, to retire and satisfy a $60 million term loan with a lender. The fully committed $65 million credit facility with Wells Fargo Bank, NA, matures in March 2018 and as of March 31, 2017, approximately $17.6 million was drawn. Concurrent with the Weichai investment, PSI obtained the necessary amendments, consents and waivers from its lenders. Additionally, the Company extended the maturity of its $55.0 million 6.50% Senior Notes to January 2019. Through this series of transactions PSI has significantly strengthened its financial condition through the addition of equity, reduction of debt and the extension of maturities, which has resulted in a stronger overall capital structure supporting growth expectations. To accomplish this, PSI realigned its lending group relationships and it is pleased with the support it received from current lending partners. The Company looks forward to executing on its growth plan and believes that the new capital structure has appropriately positioned PSI for future success.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

About Weichai

Founded in 2002, Weichai Power Co., Ltd. (Weichai) is the largest car parts and power system conglomerate in China. It controls dozens of quality companies including Shaanxi Heavy-duty Motor Company Limited, Shaanxi Fast Gear Co., Ltd., Zhuzhou Torch Spark Plug Co., Ltd. and DH Services Luxembourg Holding S.à.r.l. Weichai’s business covers four major segments: complete vehicles, powertrains, hydraulics and parts and components, and it formulates one of the most complete and the most competitive industry chains in China. Weichai is listed on the Main Board of the Stock Exchange of Hong Kong and on the Shenzhen Stock Exchange. For more information on Weichai, visit www.weichai.com.

Weichai America Corp. (Weichai America), headquartered in Chicago, IL, is a fully owned subsidiary company of Weichai Power Co., Ltd.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s Common Stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events or results may differ materially from the Company’s expectations. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com